EXHIBIT 11
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                                                               TEXFI INDUSTRIES, INC.
                                                          COMPUTATION OF EARNINGS PER SHARE

                                                    THIRTEEN WEEKS ENDED         THIRTY-NINE WEEKS ENDED
                                                    AUGUST 2,     July 28,       AUGUST 2,       July 28,
                                                    1996         1995               1996            1995
                                                 ----------   ----------        ------------     -------


NUMBER OF SHARES OF COMMON STOCK OUTSTANDING:
  Balance at beginning of period .................   8,735,491     8,650,690      8,650,690        8,652,621
  Stock options exercised.........................      --            --               --               --
  Deferred compensation..........................       --            --             84,801            3,069
  Restricted stock forfeitures....................      --            --               --             (5,000)
  Sale of treasury stock..........................      --            --               --                --
                                                    ----------   -----------    ------------       ---------
    Balance at end of period .....................   8,735,491     8,650,690        8,735,491      8,650,690
                                                    ==========   ===========     ============      =========

PRIMARY:
  Net income (loss) from continuing operations.... $(1,257,000)  $   312,000     $ (1,815,000)  $  (387,000)
  Net loss from discontinued operations...........      --            --               --       (15,545,000)
                                                   -----------   -----------      ------------  -----------
  Net income (loss) applicable to common
    stockholders ................................. $(1,257,000)  $   312,000     $ (1,815,000) $(15,932,000)
                                                   ============  ===========     ============  ============

  Weighted average number of shares outstanding:
    Common stock outstanding for the period
     based on a daily weighted average ...........   8,735,491     8,650,690        8,683,073     8,652,019
    Common stock equivalents - outstanding stock
     options computed on the treasury stock
     method using average market price ...........      --            --                --            --
                                                   -----------   -----------      ------------     -------
  Weighted average number of common and common
     equivalent shares outstanding ...............   8,735,491     8,650,690        8,683,073    8,652,019
                                                   ===========   ===========    =============  ===========

  Per common share amounts:
    Net income (loss) from continuing operations      $ (.14)         $ .04       $ (.21)          $  (.04)
    Net loss from discontinued operations.....          --               --          --              (1.80)
                                                   ----------       ---------   ---------        ----------
      Net income (loss).........................      $ (.14)         $ .04       $ (.21)          $ (1.84)
                                                   ==========       ========    =========        ==========

FULLY DILUTED:
  Net income (loss) from continuing operations....$(1,257,000)   $   312,000    $ (1,815,000) $   (387,000)
  Net loss from discontinued operations...........      --            --              --       (15,545,000)
                                                  ------------   ------------   -------------  ------------
  Net income (loss) applicable to common
    stockholders .................................$(1,257,000)   $   312,000    $ (1,815,000) $(15,932,000)
                                                  ============   ============   ============- ============

Weighted average number of shares outstanding:
  Common stock outstanding for the period based
    on a daily weighted average ..................  8,735,491      8,650,690       8,683,073     8,652,019
  Common stock equivalents - outstanding stock
    options computed on the treasury stock method
    by using end-of-period market prices in lieu
    of average market prices ....................      --            --                 --            --
                                                  -----------    -----------     -------------    -------
                                                    8,735,491      8,650,690         8,683,073   8,652,019
  Increase in common shares assuming conversion
    of the 11-1/4% Convertible Senior Subordinated
    Debentures ..................................      --            --              --             --
                                                  -----------   ------------    -----------       ------

Weighted average number of common and common
equivalent shares outstanding ...................   8,735,491      8,650,690        8,683,073    8,652,019
                                                  ===========   ============      ===========  ===========

Per common share amounts: Excluding convertible debenture shares:
    Net income (loss) from continuing operations      $ (.14)      $ .04            $ (.21)       $ (.04)
    Net loss from discontinued operations.......      --              --               --           (1.80)
                                                    ------         ------            -------         -----
      Net income (loss).........................    $ (.14)        $ .04            $ (.21)        $(1.84)
                                                    =======        ======            ======          ======
  Including Convertible Debenture Shares:
    Net income (loss) from continuing operations    $ (.14)        $ .04            $ (.21)        $ (.04)
    Net loss from discontinued operations.......      --              --               --              (1.80)
                                                     -----         ------            -------          -------
      Net income (loss).........................    $ (.14)        $ .04            $ (.21)           $(1.84)
                                                    =======        ======            =======          =======
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